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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1) Title of each class of securities to which transaction applies: Common Stock

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of two press releases issued by Ameritrade Holding Corporation on September 9, 2005.

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

At the Company
Katrina Becker	Dave Pleiss
Director, Corporate Communications	Director, Investor Relations
(402) 597-8485	(402) 597-5658
kbecker@ameritrade.com	dpleiss@ameritrade.com
AMERITRADE REPORTS MONTHLY METRICS
Omaha, Neb., September 9, 2005 – Ameritrade Holding Corporation (NASDAQ: AMTD) today reported 146,000 average client trades per day in August 2005. As of August 26, 2005, qualified accounts1 totaled 1,732,000. The Company opened 21,000 and closed 15,000 accounts during August, resulting in 3,704,000 total accounts.2
Margin Balances and Client Assets
The Company reported average client margin balances in August of approximately $3.6 billion. On August 26, 2005, client margin balances totaled approximately $3.6 billion and client assets totaled approximately $81.2 billion, of which cash and money market assets totaled $13.3 billion.
Outlook
Ameritrade expects its earnings per share to be at or near the high end of the $0.18 to $0.23 guidance for the fourth quarter of fiscal 2005. The Outlook Statement is available at the Company’s corporate Web site located at www.amtd.com.
About Ameritrade Holding Corporation
For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,3 a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the Barron’s 2005 Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, the statement relating to our expected earnings per share for the fourth quarter of fiscal 2005 is a forward-looking statement. In addition, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. Forward-looking statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially
Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
1 Qualified accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts.
2 Total accounts include all open client accounts (funded and unfunded), except clearing accounts.
3 Ameritrade, Inc., member NASD/SIPC
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.
Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

At the Company
Katrina Becker	Dave Pleiss
Director, Corporate Communications	Director, Investor Relations
(402) 597-8485	(402) 597-5658
kbecker@ameritrade.com	dpleiss@ameritrade.com
AMERITRADE HOLDING CORPORATION APPOINTS
JERRY BARTLETT CHIEF INFORMATION OFFICER
Omaha, Neb., September 9, 2005 – Ameritrade Holding Corporation (NASDAQ: AMTD) today appointed Jerry Bartlett as the Company’s new Chief Information Officer. Bartlett will assume the role immediately and be responsible for all Information Technology initiatives at Ameritrade, including business technology planning, application development, product development, physical and information security as well as IT infrastructure and architecture.
“Over the years, Jerry has continually demonstrated his dedication in advancing Ameritrade’s client-focused strategy. His wealth of experience and exceptional leadership ability made him a natural choice to help us extend our legacy of innovation as we look to carry out the planned acquisition and integration of TD Waterhouse,” said Joe Moglia, chief executive officer.
“I am honored to provide my technology expertise to an already strong management team that is relentless in centering its attention on clients, resulting in industry-leading products and services,” Bartlett said. “With the planned TD Waterhouse integration, Ameritrade will continue to set the standard for innovation.”
Previously, Bartlett served as Ameritrade’s Vice President of Application Development and Quality Assurance. Before joining Ameritrade in 1999, he held various management positions at the St. Paul Company and the American Red Cross. He has 17 years of experience leading application and system development groups.
Bartlett was recently recognized as one of Computerworld’s 2005 Premier 100 IT Leaders based on his leadership in managing risk and execution during the Datek integration. He holds a Bachelor of Science in Technology and Management from the University of Maryland.
About Ameritrade Holding Corporation
For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,1 a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the 2005 Barron’s Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.

1 Ameritrade, Inc., member NASD/SIPC
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.
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